SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2009

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 939-3254

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

March 3, 2009, Mr. William O’Hara was appointed to serve on our board of directors.  Mr. O’Hara also serves as our Chief Operating Officer and is in charge of the day-to-day operations of our business.  After a successful 21-year career in the cosmetic, cosmetology and aesthetic industry, Mr. O’Hara began his gaming industry career as the first employee of Shuffle Master Gaming in 1991. Mr. O’Hara relocated to Las Vegas in 1992 to head up that company’s sales, service and marketing.  In 1998, he joined Casinovations, Inc. as Senior Vice President of operations and president of its Mississippi subsidiary.  In 2000, Mr. O’Hara joined PDS Gaming as the Senior Vice President of their newly formed electronic table games division. Mr. O’Hara joined Galaxy Gaming in February 2008.

Mr. O’Hara has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  The terms of our Employment Agreement with Mr. O’Hara were previously disclosed in our Current Report on Form 8-K filed February 13, 2009.  Mr. O’Hara does not receive separate compensation at this time in exchange for his services as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/Robert Saucier
Robert Saucier
Chief Executive Officer

Date: March 5, 2009